                                  SCHEDULE 14C

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/x/ Preliminary Information Statement    / / Confidential,
                                             for use of the Commission only
/ / Definitive Information Statement         (as permitted by Rule 14c-5(d)(2)).

                               LINDNER INVESTMENTS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

     /x/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                               LINDNER INVESTMENTS
                          520 LAKE COOK ROAD, SUITE 381
                            DEERFIELD, ILLINOIS 60015

                              INFORMATION STATEMENT
                                FEBRUARY __, 2002

         This information statement is being furnished to the shareholders of Lindner Growth and Income Fund (the "Fund"), a series of Lindner Investments, a Massachusetts business trust (the "Trust"), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the "SEC Order") issued by the Securities and Exchange Commission ("SEC"). The SEC Order permits the Fund's Adviser to hire new subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval. Pursuant to the SEC Order, the Fund has agreed to provide certain information about any new subadviser to the shareholders of the Fund being managed by the subadviser. Shareholders are not being asked to vote on the hiring of the new subadviser, but are encouraged to review this information statement.

         The Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company. Six separate investment portfolios are currently offered by the Trust, one of which is Lindner Growth and Income Fund. The Trust's trustees are referred to here as the "Board", "Board Members" or "Trustees." The Trust's principal executive office is at 520 Lake Cook Road, Suite 381, Deerfield, Illinois 60015.

         This information statement relates to the approval by the Trustees, including a majority of the Trustees who are not parties to the contract and were not interested persons of those parties, as defined in the Investment Company Act (the "Independent Trustees"), on August 16, 2001, of a new subadvisory contract dated August 16, 2001 for the Fund, between Lindner Asset Management, Inc. (the "Adviser") and Argent Capital Management, LLC ("Argent"), with respect to the Fund (the "Subadvisory Contract"), a copy of which is attached hereto as Exhibit A. The Subadvisory Contract became effective on November 30, 2001.

         The Fund will pay for the costs associated with preparing and distributing this information statement to its respective shareholders. This information statement will be mailed on or about February 28, 2002.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE INVESTMENT ADVISER

         Lindner Asset Management, Inc., 520 Lake Cook Road, Suite 381, Deerfield, Illinois 60015, serves as the Fund's investment adviser (the "Adviser"), under an investment management agreement dated as of August 1, 2001. The Adviser also performs certain administrative services for the Fund. The Adviser is registered as an investment adviser with the SEC. As of September 30, 2001, the Adviser managed approximately $500 million of assets, all of which were assets of the Lindner Funds.

         MANAGER-OF-MANAGERS STYLE. Lindner Management intends to act as a "manager-of-managers." The SEC Order generally allows the Adviser to enter into and amend agreements with unaffiliated investment subadvisers without obtaining shareholder approval each time. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of the "disinterested" Trustees) of the Trust must approve any new or amended agreements with subadvisers. Shareholders of the Fund will continue to have the right to terminate an agreement with a subadviser at any time, without penalty, by a vote of the majority of outstanding shares of the Fund. The Adviser, on behalf of the Fund, will notify shareholders of any new subadviser or of any material amendments to the agreement with a subadviser pursuant to the SEC Order. The Adviser remains responsible for the performance of all of the Lindner Funds, oversees subadvisers to ensure compliance with the Fund's investment policies and guidelines, and monitors each subadviser's adherence to its investment style and performance results in order to recommend any changes in subadvisers to the Trust's Board of Trustees.

SHAREHOLDER REPORTS

         The Fund's most recent annual report for the fiscal year ended June 30, 2001, has been sent to its shareholders. The Fund's semi-annual report for the six month period ended December 31, 2001, is included with the mailing of this Information Statement. Copies of the Fund's most recent annual report and semi-annual report may be obtained without charge by writing the Fund, care of US Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or by calling (800) 995-7777 (toll free).

SHAREHOLDINGS

         The table below sets forth the Fund's net asset value and number of outstanding shares as of January 31, 2002:

         Net Asset Value            Number of Outstanding Shares
         ---------------            ----------------------------



The beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund as of January 31, 2002, are listed below.

                                                                Percent of
Name and Address        No. of Shares Owned            Outstanding Shares Owned
----------------        -------------------            ------------------------



         [To the knowledge of the Trust, the executive officers and Board members of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund as of January 31, 2002.]

                            NEW SUBADVISORY CONTRACT

         On August 16, 2001, the Trustees, including all of the Independent Trustees, unanimously approved the Subadvisory Contract and the selection by the Adviser of Argent as subadviser to the Fund.

         Section 15 of the Investment Company Act requires that a majority of the Fund's outstanding shares approve its subadvisory contract. However, on November 30, 2001, the SEC issued the SEC Order granting exemptive relief from certain requirements of Section 15 to the Adviser, provided that such investment company complies with the conditions of the order. According to the SEC Order, which is subject to a number of conditions, the Adviser may enter into subadvisory contracts on behalf of certain funds without receiving prior shareholder approval.

         On July 6, 2001, shareholders of the Fund authorized the Adviser to hire, terminate or replace investment subadvisers, and make material changes to subadvisory contracts, without the approval of the Fund's shareholders, but subject to the supervision and approval of the Board.

         As a result of the SEC's issuance of the SEC Order, and the approval by shareholders of the Fund, of the manager-of-managers management style, the Subadvisory Contract became effective on November 30, 2001, and the Board of Trustees will, without further shareholder approval, hereafter be able to appoint initial, additional or replacement subadvisers for the Fund.

                   BOARD CONSIDERATION OF SUBADVISORY CONTRACT

         In considering the approval of the Subadvisory Contract, the Trustees, including those Trustees who are not interested persons of the Fund, the Adviser or Argent, (the "Independent Trustees"), considered whether the approval of the Subadvisory Contract was in the best interests of the Fund. At the meeting, the Trustees reviewed materials furnished by the Adviser and Argent and met with representatives of Argent. The Adviser explained to the Trustees the research, review and selection process that it employed to identify potential candidates to find a subadviser for the Fund, which included the submission of requests for proposals from candidates and on-site visits by the Adviser to those candidates under serious consideration. The Adviser explained the reasons why it selected Argent and why it recommended that the Trustees approve Argent as the Fund's new subadviser.

         The Trustees considered a number of factors in approving Argent, including Argent's history and background in managing equity and bond portfolios for other clients, Argent's investment philosophy, long-term performance record, and the experience and background of the Argent personnel who would be responsible for managing the Fund's assets. The Trustees also considered Argent's facilities and compliance procedures. The Trustees also considered the nature, quality and extent of services expected to be provided to the Fund by Argent as well as the reputation of Argent in the asset management industry. The Trustees also considered the size and structure of Argent, as well as the amount of assets that Argent currently manages.

         The Trustees discussed and reviewed the terms of the Subadvisory Contract. Under the Subadvisory Contract between the Adviser and Argent, the subadvisory fee is payable at the rate of 0.30% of the Fund's average daily net assets up to $249,999,999, 0.35% of the Fund's average daily net assets next $250 million, and 0.40% of the Fund's average daily net assets in excess of $499,999,999. These fees are paid by the Adviser and therefore the Fund will not experience an increase in its expenses as a result of the new agreement.

         In evaluating the terms of the Subadvisory Contract, the Trustees took into account that under the "manager-of-managers" style, the Adviser will continue to be responsible for analyzing economic and market trends, formulating and continuing assessment of investment policies and recommending changes to the Board where appropriate, supervising compliance by Argent with the Fund's investment objective, policies and restrictions, as well as with laws and regulations applicable to the Fund, evaluating the performance of Argent as compared to certain selected benchmarks, pre-determined peer groups, evaluating potential additional or replacement Subadvisers and recommending changes to the Board where appropriate, and reporting to the Board and shareholders on the foregoing.

         Based upon their review, the Trustees concluded that the Subadvisory Contract was in the best interests of the Fund and the shareholders of the Fund. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Contract.

                INFORMATION CONCERNING ARGENT CAPITAL MANAGEMENT

         The following is a description of Argent Capital Management, LLC ("Argent"), which is based on information provided by Argent. Argent is not affiliated with the Adviser.

         Argent's address is 700 Corporate Park Drive, Suite 320, Clayton, Missouri 63105. Argent is an independent investment management company founded in 1998 that is a registered investment adviser. The primary business of Argent is the management of equity portfolios and investment grade bond portfolios for institutions and individuals and at September 30, 2001, it had in excess of $300 million of assets under management. Argent has appointed the following portfolio managers of the Fund:

         John F. Meara received a BSBA degree in finance and real estate from the University of Missouri. Mr. Meara is the President of Argent, a position he has held since 1998. Prior to that date he served from 1997 to 1998 as a portfolio manager for Commerce Bank, St. Louis, Missouri, and from 1995 to 1997 he was an investment analyst for American Express Financial Advisors. Mr. Meara is a Chartered Financial Analyst.

         Steven L. Finerty received a BS degree from Drake University and a JD degree from the University of Missouri. Mr. Finerty is the Chairman of Argent and is also employed as a senior equity advisor for Moneta Group Investment Advisors, Inc., a registered investment adviser based in St. Louis, Missouri. Mr. Finerty has been associated with the Moneta Group since 1986.

         Gary J. Orf received a BSBA degree in finance and an MBA degree from the University of Missouri. Mr. Orf has been employed since 1999 as Managing Director of Investments at Argent, where he primarily serves high net worth individuals. Prior to joining Argent, Mr. Orf was an equity analyst and portfolio manager for Firstar Bank, N.A., in St. Louis. Mr. Orf is a Chartered Financial Analyst.

         The day-to-day management and operating control of Argent is done by Steven Finerty, Chairman of Argent, John F. Meara, President of Argent and John Prosperi, a Managing Director of Argent. Argent is owned primarily by its employees.

         The table below lists the name, age and principal occupation during the past five years for each of the executive officers and investment professionals of Argent:

Name and Age                 Principal Occupation (Past 5 Years)
------------                 -----------------------------------
Steven J. Finerty, 47        Chairman of Argent since 1998; Senior Equity
                             Advisor Moneta Group Investment Advisors, Inc., a
                             registered investment adviser in St. Louis,
                             Missouri. Mr. Finerty has been associated with the
                             Moneta Group since 1986.

John F. Meara, 35            President of Argent since 1998; prior to that time
                             he served from 1997 to 1998 as a portfolio manager
                             for Commerce Bank, St. Louis, Missouri, and from

                             1995 to 1997 as an investment analyst for American
                             Express Financial Advisors.

Gary J. Orf, 37              Managing Director of Investments at Argent since
                             1999; prior to that he was an equity analyst and
                             portfolio manager for Firstar Bank, N.A., in St.
                             Louis, Missouri.

John D. Prosperi, 37         Managing Director of Business Development at Argent
                             since 2000; prior to that he was National Sales
                             Manager at Brinson Partners, St. Louis, Missouri.

K. Timothy Swanson, 34       Managing Director of Investments at Argent since
                             2001; prior to that he was an analyst at A.G.
                             Edwards, St. Louis, Missouri.

         Argent does not presently serve as an investment adviser to any investment company having a similar objective to the Fund.

TERMS OF SUBADVISORY CONTRACT

         The following summary of the Subadvisory Contract is qualified in its entirety by reference to the copy of the Subadvisory Contract attached as Exhibit A to this information statement.

         Under the Subadvisory Contract, Argent is compensated by the Adviser (and not the Fund) at an annual rate of 0.30% of the Fund's average daily net assets up to $249,999,999, 0.35% of the Fund's average daily net assets next $250 million, and 0.40% of the Fund's average daily net assets in excess of $499,999,999. The Subadvisory Contract provides that, subject to the Adviser's and the Board of Trustees' supervision, Argent is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, Argent also provides the Adviser with all books and records relating to the transactions it executes and renders to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

         The Subadvisory Contract will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval;

provided, however, that (1) the Subadvisory Contract may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, (2) the Subadvisory Contract will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Fund's investment management agreement with the Adviser, and
(3) the Subadvisory Contract may be terminated at any time by Argent or the Adviser on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Contract.

         The Subadvisory Contract provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Argent will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

SHAREHOLDER PROPOSALS

         As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Trust Instrument. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Fund's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.


                                       Robert L. Miller, Secretary

Dated February __, 2002

                                                                       EXHIBIT A

                            SUBADVISORY CONTRACT WITH
                          ARGENT CAPITAL MANAGEMENT LLC
                         LINDNER GROWTH AND INCOME FUND

       This Sub-Advisory Contract (the "Agreement") is entered into on August 16, 2001, effective as provided in Section 8, between LINDNER ASSET MANAGEMENT, INC., a Michigan corporation ("LAMI" or the "Adviser"), and ARGENT CAPITAL MANAGEMENT LLC, a Missouri limited liability company ("Argent" or the "SubAdviser").

       WHEREAS, the Adviser has entered into an Investment Management Agreement, dated as of August 1, 2001 (the "Management Agreement"), with Lindner Investments (the "Trust"), a Massachusetts business trust and a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which LAMI acts as Adviser of the Trust's separate series of shares of beneficial interest, one of which is the Lindner Growth and Income Fund (the "Fund"); and

       WHEREAS, LAMI desires to retain the Subadviser to provide investment advisory services to the Fund and to manage the Fund as the Adviser shall from time to time direct, commencing on the Effective Date specified in Section 8, and the Subadviser is willing to render such investment advisory services;

       NOW, THEREFORE, the Parties agree as follows:

       1. Subject to the direction of the Adviser and the Board of Trustees of the Trust, the Subadviser shall provide portfolio management services to the Fund, including (but not limited to) the purchase, retention and disposition of portfolio securities in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus), portfolio reconciliation, cash management, back-office services, periodic reporting to the Adviser and the Board of Trustees of the Trust and such other services as may be reasonably requested by the Adviser. The Subadviser's activities shall be subject to the following understandings:

              (a) The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash or invested in cash equivalents.

              (b) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Declaration of Trust, Bylaws and Prospectus of the Fund and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust, co-operate with the Adviser's (or its designee's) personnel responsible for monitoring the Fund's compliance, and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, comply with the Adviser's Code of Ethics, soft dollar trading policy, brokerage allocation policy, and such other policies as the Adviser or the Trust may establish, and it shall prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission.

              (c) The Subadviser shall place orders with or through such persons, brokers or dealers (but only with brokers or dealers that are not affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Trustees or the Adviser may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. It is understood that no broker or dealer affiliated with the Subadviser may be used as principal broker for securities transactions. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Trust's Board of Trustees and the Adviser from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients.

              On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

              (d) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs
       (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the

       Trust's Board of Trustees and to the Adviser such periodic and special reports as the Trustees or the Adviser may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund or the Adviser with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

              (e) The Subadviser shall provide to the Adviser and to the Fund's Custodian on each business day information relating to all transactions concerning the Fund's assets that it manages, including (but not limited to) any pricing discrepancies from daily closing prices reported by the Fund's pricing services, and shall provide the Adviser with such other information as the Adviser may request.

              (f) The Subadviser and Adviser understand and agree that the Adviser intends to manage the Fund in a "manager-of-managers" style, and that the Adviser will, among other things, (i) continually evaluate the performance of the Subadviser to the Fund through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust's Board of Trustees as to whether this contract with the Subadviser should be renewed, modified, or terminated and (iii) periodically report to the Trust's Board of Trustees regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

              (g) The Subadviser will support all marketing and sales activities with respect to the Fund, including (but not limited to) providing press and other publicity interviews, attending conferences and seminars that the Adviser deems to be appropriate and meeting with prospective and existing shareholders, registered investment advisers and other financial intermediaries. The Adviser will reimburse the Subadviser for its out-of-pocket expenses incurred in connection with such marketing support, provided that the expenses are approved in advance by the Adviser.

              (h) The Adviser shall have the right to approve the specific individuals employed by the Subadviser to perform the investment management services described above, and the Adviser shall also have the right to direct that the Subadviser terminate the involvement of any one or more of such individuals with respect to the Fund's investment management activities, but any such change in personnel of the Subadviser shall not be deemed to be a termination of this Agreement.

              (i) The Subadviser will not provide portfolio management services to any other mutual fund using the same investment process or style as the Subadviser uses with respect to the Fund without the prior written consent of the Adviser, nor will the Subadviser organize a mutual fund with a substantially similar investment objective as the Fund. The Subadviser agrees to offer to the Trust the first opportunity to organize and register any new mutual fund that the Subadviser develops.

       2. The Subadviser may authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

       3. The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to Section 1(d) hereof and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to Section 1(d) hereof.

       4. The Subadviser agrees to maintain its registration as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and any other applicable state and federal laws or regulations.

       5. The Subadviser shall furnish to the Adviser copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to Section 1(b) hereof as the Adviser may reasonably request.

       6. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser shall pay the Subadviser as full compensation therefor, a fee at the annual rates described below with respect to the average daily net assets of the Fund. This fee will be computed daily, and will be paid to the Subadviser monthly. Such fee shall be calculated by applying the annual rates set forth below to the average daily net assets of the Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of the Fund. The annual fee rates are as follows:

                  Rate                      Amount of Net Assets
                  ----                      --------------------
                  30 basis points (0.30%)   Up to $250,000,000
                  35 basis points (0.35%)   $250,000,000 up to $500,000,000
                  40 basis points (0.40%)   $500,000,000 and more

       7. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Adviser in connection with the matters to which this

Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

       8. This Subadviser shall commence to provide services hereunder, and this Agreement shall become effective, on the earlier of (a) the date on which a majority of the outstanding voting securities of the Fund shall approve this Agreement as required by Section 15(a) of the 1940 Act or (b) the date on which the Securities and Exchange Commission has issued an order pursuant to Section 6(c) of the 1940 Act exempting the Fund and the Adviser from having to obtain such shareholder approval. Such date is referred to herein as the "Effective Date". This Agreement shall continue in effect for a period of two years from the Effective Date, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect from year-to-year thereafter, but only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

       9. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

       10. During the term of this Agreement, the Adviser agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing within three (3) business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

       11. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

       12. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Illinois.

       13. Any notices or other communications required or permitted hereunder shall be deemed to have been given if sent by first class mail, overnight delivery or hand delivery to the following addresses:

         If to the Adviser, to:
                  Lindner Asset Management, Inc.
                  520 Lake Cook Road, Suite 380
                  Deerfield, IL 60015

         If to the Subadviser, to:
                  Argent Capital Management LLC
                  700 Corporate Park Drive, Suite 320
                  Clayton, MO 63105

         IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designed below as of the day and year first above written.

                                       LINDNER ASSET MANAGEMENT, INC.



                                       By: /s/ Doug T. Valassis
                                           --------------------------------
                                             Doug T. Valassis


                                       ARGENT CAPITAL MANAGEMENT LLC



                                       By: /s/ Steven L. Finerty
                                           --------------------------------
                                             Steven L. Finerty